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                                                                   EXHIBIT 23(B)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Mercantile Bancshares Corporation on Form S-4 of our report dated
February 7, 2003, except for Note 22, as to which the date is March 13, 2003, appearing in the Annual Report on Form 10-K of F&M Bancorp for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP


McLean, Virginia
June 18, 2003